Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Name	Country
Annasbrook Supply Company Limited	United Kingdom
Atlas Industrial and Marine Supply Limited	United Kingdom
Capital Valves Holdings Limited	United Kingdom
Capital Valves Limited	United Kingdom
Distribution NOW FZE	United Arab Emirates
DNOW Australia Pty. Ltd.	Australia
DNOW Brasil Distribuicao de Produtos Industriais Ltda	Brazil
DNOW Canada ULC	Canada
DNOW de Mexico S de RL de CV	Mexico
DNOW L.P.	United States
DNOW Singapore Pte. Ltd.	Singapore
DNOW UK Limited	United Kingdom
Dura Products, Inc.	Canada
GROUP KZ LLP	Kazakhstan
Istok Business Services LLC	Russian Federation
John MacLean & Sons Electrical (Dingwall) Ltd.	United Kingdom
J.T. Day Pty Ltd	Australia
Light & Energy Design Ltd.	United Kingdom
Machine Tools Supply de Mexico, S. de R.L. de C.V.	Mexico
MacLean Electrical (Australia) Pty Ltd	Australia
MacLean Electrical Inc.	United States
MacLean Marine Limited	United Kingdom
MT Supply, Inc.	United States
MTS Supply Chain Services Ltd.	United Kingdom
North Sea Cables Limited	United Kingdom
North Sea Cables Norge AS	Norway
Noskab Limited	United Kingdom
NOW Brazil Holding LLC	United States
NOW Canada Holding B.V.	Netherlands
NOW Canada Holding ULC	Canada
NOW Cooperatief I U.A.	Netherlands
NOW Cooperatief II U.A.	Netherlands
NOW Distribution (Shanghai) Co., Ltd.	China
NOW Distribution Eurasia, LLC	Russian Federation
NOW Distribution India Private Limited	India
NOW Holding Cooperatief U.A.	Netherlands
NOW Holding LLC	United States
NOW I LLC	United States
NOW Indonesia Holding B.V.	Netherlands
NOW Indonesia Holding LLC	United States
NOW Management, LLC	United States
NOW Mexico Holding I B.V.	Netherlands
NOW Mexico Holding II B.V.	Netherlands
Now Muscat LLC	Oman
NOW Netherlands B.V.	Netherlands
NOW Norway AS	Norway
NOW Russia Holding B.V.	Netherlands
NOW Singapore Holding LLC	United States
Oaasis Group Limited	United Kingdom
Odessa Pumps and Equipment, Inc.	United States
Outland Safety and Industrial Products Limited	United Kingdom
PT. NOW Indonesia	Indonesia
R.A. Hall Limited	United Kingdom
Wilson Distribution Holdings BV	Netherlands
Wilson International, Inc.	United States
Wilson Libya Holdings, LLC	United States
Wilson Supply Chain Services Limited	British Virgin Islands
Wilson United Kingdom Limited	United Kingdom
WILSONCOS, L.L.C.	United States